UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

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Hub Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way
Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (630) 271-3600

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b). Resignation of Principal Officer

On June 2, 2025, Brent Rhodes notified Hub Group, Inc. (the “Company”) of his decision to resign from the position of Chief Accounting Officer effective June 27, 2025 (“Effective Date”). Mr. Rhodes is leaving the Company to pursue another opportunity, and his resignation is not related to any disagreement or concern with matters related to the Company’s financial policies or procedures. Until the Effective Date Mr. Rhodes will continue in the role and assist with the transition of his responsibilities.

5.02(c). Appointment of Principal Officer

On June 6, 2025, Dennis Mathews was appointed as the Company’s Chief Accounting Officer effective June 30, 2025. Since joining the Company on March 18, 2024, Mr. Mathews has served as its Vice President of Internal Audit. Mr. Mathews is a Certified Public Accountant. Prior to joining the Company, Mr. Mathews’ experience includes thirteen years in assurance services at a national accounting firm and over four years in controllership roles at public companies. Mr. Mathews is a graduate of the University of Notre Dame with an undergraduate degree in accounting and a master’s degree in accountancy and financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.
Date June 6, 2025

	By:	/s/ Kevin W. Beth
Kevin W. Beth
Executive Vice President, Chief Financial Officer, and Treasurer